Exhibit 99.2

NEWS RELEASE

Contact:
Robert L. Johnson, Chairman & CEO	Dresner Corporate Services
Curt Kollar, CFO	Steve Carr
706-645-1391	312-780-7211
bjohnson@charterbank.net or	scarr@dresnerco.com
ckollar@charterbank.net

CHARTER FINANCIAL DECLARES REGULAR
QUARTERLY CASH DIVIDEND

West Point, Georgia, July 26, 2016 – Charter Financial Corporation (NASDAQ: CHFN) today announced that its board of directors has declared a regular quarterly cash dividend of $0.05 per share. The dividend is payable on August 25, 2016, to stockholders of record as of August 11, 2016.
Charter Financial Corporation is a savings and loan holding company and the parent company of CharterBank, a full-service community bank and a federal savings institution. CharterBank is headquartered in West Point, Georgia, and operates branches in Metro Atlanta, the I-85 corridor south to Auburn, Alabama, and the Florida Gulf Coast. CharterBank's deposits are insured by the Federal Deposit Insurance Corporation. Investors may obtain additional information about Charter Financial Corporation and CharterBank on the internet at www.charterbk.com under About Us.